Exhibit 99.1

Investor Contact:

The Investor Relations Group

Erika Moran/Dian Griesel, Ph.D.

Media Contact: Lynn Granito

Phone: 212-825-3210

CHINA JOINT VENTURE PARTNER TO INVEST

$2 MILLION IN UNIGENE

FAIRFIELD, N.J. – May 12, 2008 — Unigene Laboratories, Inc. (OTCBB: UGNE) announced that it has agreed with a wholly-owned subsidiary of China Pharmaceutical Group Limited (“CPG”), a limited liability company listed on the main board of the Hong Kong Stock Exchange, to enter into a private placement with gross proceeds to Unigene of $2,008,800. The purchaser is to receive 1,080,000 shares of Unigene common stock in exchange for payment to Unigene of $1.86 per share, an 11% premium to the closing stock price on April 28, 2008, the date on which the parties agreed to the purchase price, in anticipation of finalizing the transaction documents.

“This investment provides a tangible indication of our joint venture partner’s belief in the value of our technologies,” commented Dr. Warren Levy, President and CEO of Unigene. “We believe that the opportunities in China for our joint venture are significant and supported both by market needs and government-established priorities. The full potential of these opportunities can only be realized through a clear and continued commitment from the partners. Clearly, the terms of our joint venture agreement and this investment confirm that commitment.”

CPG owns 55% of Unigene Biotechnology Co. Ltd., a joint venture originally formed by Unigene and Shijiazhuang Pharmaceutical Group Corporation, a legal entity established under the laws of the People’s Republic of China and the parent of CPG. The remaining 45% of Unigene Biotechnology Co. Ltd. is owned by Unigene.

The securities to be sold in this private placement have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from registration requirements. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities.

About Unigene

Unigene Laboratories, Inc. is a biopharmaceutical company focusing on the oral and nasal delivery of large-market peptide drugs. Due to the size of the worldwide osteoporosis market, Unigene is targeting its initial efforts on developing calcitonin and PTH-based therapies. Fortical®, Unigene’s nasal calcitonin product for the treatment of postmenopausal osteoporosis, received FDA approval and was launched in August 2005. Unigene has licensed the U.S. rights for Fortical to Upsher-Smith Laboratories, worldwide rights for its oral PTH technology to GlaxoSmithKline and worldwide rights for its calcitonin manufacturing technology to Novartis. Unigene’s patented oral delivery technology has successfully delivered, in preclinical and/or clinical trials, various peptides including calcitonin, PTH and insulin. Unigene’s patented manufacturing technology is designed to cost-effectively produce peptides in quantities sufficient to support their worldwide commercialization as oral or nasal therapeutics. For more information about Unigene, call (973) 882-0860 or visit www.unigene.com. For information about Fortical, visit www.fortical.com.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Such forward-looking statements include those which express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. We have based these forward-looking statements on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include statements about the following: general economic and business conditions, our financial condition, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies, the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human trials, our dependence on patents and other proprietary rights, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, changes in, or the failure to comply with, governmental regulations, the failure to obtain regulatory approvals for our products and other risk factors discussed in our Securities and Exchange Commission filings. Words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “potential,” “continue,” and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors.